UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  May 16, 2011

RVUE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-54348	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

100 N.E. 3rd Avenue, Suite 200, Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

954-525-6464

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 16, 2011, rVue, Inc., a subsidiary of rVue Holdings, Inc. (the “Company”) appointed Jennifer Bolt, age 48, as Senior Vice President and Chief Strategy Officer.

There is no family relationship between Mrs. Bolt and any director or officer of the Company.  She is a 22- year media veteran. Prior to joining rVue, Mrs. Bolt served at two Omnicom agencies leading media strategy – at TracyLocke as Executive Director/Media & Innovation from January 2010 through May 2011 and as Director of Media Services from June 2003 through January 2007, and at The Integer Group as Senior Vice President/Media Innovation, from January 2007 through January 2010.  Mrs. Bolt was responsible for media strategy and buying for all clients and managed media billings in excess of $250 million. Prior to joining Omnicom, Mrs. Bolt worked for Levenson & Hill, a privately held advertising firm, and TM Advertising, both located in Dallas, Texas.

Mrs. Bolt has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

Item 8.01.	Other Events.

On May 25, 2011, the Company issued a press release announcing the appointment of Mrs. Bolt as Senior Vice President and Chief Strategy Officer.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: June 15, 2011	By: /s/David A. Loppert
David A. Loppert
Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description
99.1	Press Release dated May 25, 2011